                                                                     Exhibit E-3

                              VENTURE DISCLOSURES
                              -------------------


                     Services to Non-Affiliated Utilities
                     ------------------------------------


     Pursuant to the provisions contained in the Securities and Exchange Commission's (SEC) Order dated November 5, 1996 for SEC File No. 70-8805, neither Jersey Central Power & Light Company, Metropolitan Edison Company nor Pennsylvania Electric Company entered into any transactions nor recognized any revenues during the calendar year 1998 for services provided to non-affiliated utilities.